Securities and Exchange Commission
                             Washington, D.C. 20549



                           Current Report on Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                   21 May 2002


                               INTER PARFUMS, INC.
             (Exact name of Registrant as specified in its charter)

                         Commission File Number 0-16469

             Delaware                                                 13-3275609
----------------------------------                        ----------------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)



                   551 Fifth Avenue, New York, New York 10176
                   ------------------------------------------
                    (Address of Principal Executive Offices)



                                  212. 983.2640
                                  -------------
              (Registrant's Telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On 21 May 2002, our wholly-owned subsidiary, Jean Philippe Fragrances, LLC, entered into an agreement to purchase certain mass market fragrance brands, intellectual property, trademarks and inventory of Tristar Corporation, a Debtor-in-Possession in the Chapter 11 proceeding, Case no. 01-53706, U.S. Bankruptcy Court, Western District of Texas, San Antonio Division. On 24 May 2002, Jean Philippe Fragrances, LLC completed the purchase of those assets, paying $3.2 million for the intellectual property and $3.7 million for inventory.

     The purchase price paid by Jean Philippe Fragrances to Tristar for the assets acquired was negotiated at arms' length, and the inventory acquired was valued at the lower of cost or fair market value. We funded the acquisition by use of working capital and a $3.7 million draw from HSBC Bank USA, one of the various financial institutions which provide us with an aggregate of $24 million in unsecured lines of credit.

     In connection with the aforementioned transaction, Fragrance Impressions Corporation, a newly formed company owned by Tristar's existing management and certain Tristar creditors, purchased most of the remaining assets of Tristar and assumed certain Tristar debt. As part of the transaction, Jean Philippe Fragrances has entered into a manufacturing agreement with Fragrance Impressions to produce goods under the newly acquired Tristar brands. In addition, Tristar and Fragrances Impressions have entered into a non-competition agreement with Jean Philippe Fragrances relating to alternative designer fragrances and certain mass market cosmetics.

     Tristar has been one of our most significant competitors over the years, and we believe this acquisition and related agreements will benefit our mass market business on many fronts. We now have greater market share; the additional brands will open new retail accounts for us, and we are adding sales volume. At the same time, we have turned our mass market competitor into a manufacturing partner, who like us, benefits from the growth and continued success of our newly acquired brands. As previously reported, we believe that sales under the new brands will approximate $15 million over the next 12 months.

     Statements in this report which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers, governmental regulation and possible liability for improper comparative advertising or "Trade Dress". Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.

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


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits


EXHIBIT NO.          DESCRIPTION

2.1 Agreement dated 21 May 2002 between Jean Philippe Fragrances, LLC and Tristar Corporation, Debtor-in-Possession*

10.88 Manufacturing Agreement dated 21 May 2002 between Jean Philippe Fragrances, LLC and Fragrance Impressions Corporation**

10.89 Noncompetition and Nonsolicition Agreement dated 21 May 2002 among Jean Philippe Fragrances, LLC, Tristar Corporation, Debtor-in-Possession and Fragrance Impressions Corporation

-----------------
* Certain disclosure schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

** Filed in excised form.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 30 May 2002

                                     Inter Parfums, Inc.

                                     By: /s/ Russell Greenberg
                                         ---------------------
                                     Russell Greenberg, EXECUTIVE VICE PRESIDENT

EXHIBIT INDEX



EXHIBIT NO.          DESCRIPTION

2.1 Agreement dated 21 May 2002 between Jean Philippe Fragrances, LLC and Tristar Corporation, Debtor-in-Possession*

10.88 Manufacturing Agreement dated 21 May 2002 between Jean Philippe Fragrances, LLC and Fragrance Impressions Corporation**

10.89 Noncompetition and Nonsolicition Agreement dated 21 May 2002 among Jean Philippe Fragrances, LLC, Tristar Corporation, Debtor-in-Possession and Fragrance Impressions Corporation

-----------------
* Certain disclosure schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

** Filed in excised form.

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